Exhibit 99.1

EXHIBIT 99.1 – PRESS RELEASE ISSUED JUNE 10, 2005

Contact:	Bevo Beaven, Vice President
Bill Conboy, Sr. Account Executive
CTA Public Relations
303-665-4200
Bill@ctapr.com
Bevo@ctapr.com

Harken Energy Raises $4.9 Million Through Sale of Global Energy Shares

to an Institutional Investor

Dallas, TX – June 10, 2005 – Harken Energy Corporation (AMEX: HEC) (“Harken”) negotiated and closed the sale of 1,609,578 shares from its existing holdings in subsidiary Global Energy Development PLC to an institutional investor through a private sale at market prices, raising approximately $4.9 million in new capital for Harken. As a result of this transaction, and as of June 10, 2005, Harken now holds 24,150,516 shares or 69.09% of the total issued ordinary shares of Global Energy Development PLC.

Harken Energy Corporation is engaged in oil and gas exploration, development and production operations both domestically and internationally through its various subsidiaries. Additional information may be found at the Harken Energy Web site, www.harkenenergy.com, or by calling Bevo Beaven or Bill Conboy at CTA Public Relations at (303) 665-4200.

Certain statements in this announcement including statements regarding future expectations, objectives, intentions and plans for oil and gas exploration, development and production may be regarded as “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Management’s current view and plans, however, are subject to numerous known and unknown risks, uncertainties and other factors that may cause the actual results, performance, timing or achievements of Harken to be materially different from any results, performance, timing or achievements expressed or implied by such forward-looking statements. The various uncertainties, variables, and other risks include those discussed in detail in the Company’s SEC filings, including the Annual Report on Form 10-K/A dated April 13, 2005 and quarterly report on Form 10-Q dated May 10, 2005. Although Harken believes that the expectations reflected in the forward-looking statements of this announcement are reasonable, it can give no assurance that such expectations will prove to be correct or that unforeseen developments will not occur. Harken undertakes no duty to update or revise any forward-looking statements. Actual results may vary materially.

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